LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


CONFIRMING STATEMENT

This Statement confirms that the undersigned, Nicholas A. Davidge, has authorized and designated Stratton J.
Nicolaides, Andrew J. Ryan, or Colleen
Adams (the "Attorneys-in-Fact") to
execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in the securities of Numerex Corp. The authority of Attorneys-in-Fact under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the ownership of or transactions in the securities of Numerex Corp., unless earlier revoked in writing. The undersigned acknowledges that Attorneys-in-Fact are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.




Date:   8-3-04					  /s/Nicholas A.
Davidge